       As filed with the Securities and Exchange Commission on May 8, 1998

                                                Registration No. _____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      TeleServices International Group Inc.
               (Exact name of Company as specified in its charter)

             Florida                                    59-2773602
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

 100 Second Avenue South, Suite 1000, St. Petersburg, Florida          33701
         (Address of Principal Executive Offices)                    (Zip Code)

                         TeleServices Stock Option Plan
                            (Full title of the plan)

             Robert P. Gordon, 100 Second Avenue South, Suite 1000,
                         St. Petersburg, Florida 33701
                     (Name and address of agent for service)

                                 (813) 895-4410
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                      Proposed maximum     Proposed maximum
 Title of securities   Amount to be    offering price     aggregate offering          Amount of
  to be registered      registered        per share             price           registration fee (1)
----------------------------------------------------------------------------------------------------
   Common Stock,
$.0001 Par Value (2)    12,000,000          $0.28           $3,360,000.00              $991.20
====================================================================================================
        TOTALS          12,000,000                          $3,360,000.00              $991.20
====================================================================================================

(1) The fee with respect to these shares has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Company's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Company, as direct shares, or shares underlying options granted to and to be granted, under the TeleServices Stock Option Plan (the "Plan").

                                EXPLANATORY NOTE

     Pursuant to General Instruction C of Form S-8, this Registration Statement contains a Prospectus prepared in accordance with the requirements of Part I of Form S-3 relating to the reoffering of up to 12,000,000 shares issuable directly or upon exercise of stock options granted or to be granted under the Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the TeleServices Stock Option Plan (the "Plan"), required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Act"), and the statement of availability of company information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. TeleServices International Group Inc., a Florida corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 is incorporated by reference into this Registration Statement. All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Shareholder Relations, TeleServices International Group Inc., 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701 (telephone:
813-895-4410).

ITEM 4. DESCRIPTION OF SECURITIES.

         COMMON STOCK.

         The authorized capital of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of the Company. Holders of Common Stock do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Articles of Incorporation. Holders of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

         The Company's Bylaws permit the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given within ten days to all other shareholders.

         The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Futro & Trauernicht, LLC, Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares hereunder is attached hereto as Exhibit 5.5, may in the future be issued shares or options to purchase shares pursuant to the Plan, which shares of Common Stock may be restricted or registered pursuant to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of Florida eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, unless:
(a) the director breached or failed to perform his duties as a director; and (b) the directors breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper person benefit, either directly or indirectly; (iii) a circumstance under which a director votes for or assents to an unlawful distribution; (iv) in a proceeding by or in the right of the Company to procure a judgment in its favor or in the right of a shareholder, conscious disregard for the best interests of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder with, recklessness or an act of omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

         Exhibit Number      Description
         --------------      -----------
              4.1            The Company's  Articles of Incorporation,  as amended,  which define the rights of holders of the equity securities being registered (2)

              4.2            The  Company's  Bylaws,  as amended,  which define the rights of holders of the equity securities being registered (3)

              5.6            Opinion of Counsel, Futro & Trauernicht, LLC  (1)

              10.3           TeleServices Stock Option Plan  (1)

              23.14          Consent of Schumacher & Associates, Inc., Certified Public Accountants  (1)

              23.15          Consent of Futro & Trauernicht, LLC  (4)

----------------

(1)   Filed herewith.
(2)   Incorporated by reference to Exhibit 3.5 to the Company's Form 10-QSB for the quarter ended March 31, 1997.
(3)   Incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K dated October 17, 1996 and filed October 23, 1996.
(4)   Included in Exhibit 5.6.

ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      TELESERVICES INTERNATIONAL GROUP INC.

                             UP TO 12,000,000 SHARES
                         COMMON STOCK, $.0001 PAR VALUE


     Up to 12,000,000 shares of Common Stock may be reoffered and resold on a continuous or delayed basis in the future by the Selling Security Holders, each of whom are deemed or may be deemed (if unknown to the Company at the date of this Prospectus) to be affiliates of the Company. See "Selling Security Holders." The Company will not receive any of the proceeds from the sale of shares by the Selling Security Holders. The Company is required to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934. The Company's Common Stock is traded on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc. under the trading symbol "TSIG." On May 4, 1998, the closing bid and asked price was $0.25 and $0.3125 per share.

             SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS
               THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS
                        OF THE SECURITIES OFFERED HEREBY.


                                ----------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.








                   THE DATE OF THIS PROSPECTUS IS MAY 8, 1998.


Reoffer Prospectus                     1

                  AVAILABLE INFORMATION AND CERTAIN DEFINITIONS

         The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, a registration statement on Form S-8, of which this reoffer prospectus is a part (herein, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, regarding the shares of the Company offered. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Statements contained in this Prospectus concerning the provisions of documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and exhibits thereto. Copies of the Registration Statement, including the exhibits thereto, and the 1934 Act Filings, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company, and the address is http://www.sec.gov.

         All references herein to the "Company" or the "Registrant" include TeleServices International Group Inc. and its subsidiaries.


                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated into this reoffer prospectus by reference and made a part hereof: (i) contents of the Company's Registration Statement on Form S-8, being filed with the Securities and Exchange Commission concurrently herewith, of which this reoffer prospectus is a part; and (ii) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, and the consolidated financial statements and schedules of the Company included therein, audited by Schumacher & Associates, Inc., Certified Public Accountants, as set forth in their report with respect thereto.




Reoffer Prospectus                     2

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this post-effective amendment and prior to the filing of any other post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this post-effective amendment by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in the Registration Statement, in a supplement to the Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed supplement to the Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement and this reoffer prospectus.




                                TABLE OF CONTENTS

         AVAILABLE INFORMATION AND CERTAIN DEFINITIONS......................2
         DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION...............2
         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................2
         PROSPECTUS SUMMARY.................................................4
         RISK FACTORS.......................................................8
         SELLING SECURITY HOLDERS..........................................11
         PLAN OF DISTRIBUTION..............................................12
         DESCRIPTION OF SECURITIES TO BE REGISTERED........................12
         INTERESTS OF NAMED EXPERTS AND COUNSEL............................12




Reoffer Prospectus                     3

                               SUMMARY INFORMATION

         The following summary information should be read in conjunction with, and is qualified in its entirety by, the detailed information and financial statements and related notes thereto appearing either elsewhere in this Prospectus or included in the Annual Report on Form 10-KSB, which is incorporated herein by reference. Unless otherwise indicated, all references in this Prospectus to the "Company" refer to TeleServices International Group Inc. and its subsidiaries.

THE COMPANY

         History of the Company

         TeleServices International Group Inc. (formerly Visitors Services International Corp. and Dynasty Capital Corporation) (the "Registrant", the "Company" or "TSIG") was a development stage enterprise formed under the laws of the State of Florida to evaluate, structure and complete a business combination in the form of a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships. The Registrant had no business operations and no intention of engaging in an active business prior to a business combination with another enterprise.

         The Registrant's past activities were limited to organizational matters and the Registrant entered into letters of intent with two private business entities, neither of which resulted in the completion of a business combination. The Registrant sold 2,500,000 units of $.0001 par value Common Stock ("Common Stock") at $.02 per unit, for total proceeds of $50,000 in a public offering which closed on June 8, 1987. The Company was formed for the purpose of seeking potential business opportunities in the form of the acquisition of an existing business that has profit potential.

         Acquisition of Visitors Services International Corp., formerly Visitors Services, Inc.

         On September 26, 1996, Registrant executed an Agreement and Plan of Reorganization ("Agreement") with Visitors Services International Corp., formerly Visitors Services, Inc. ("VSI"), and certain Stockholders of VSI, pursuant to which a minimum of 80% of the issued and outstanding shares of VSI were to be exchanged on a one share for one share basis for shares of restricted stock of the Registrant, after the Registrant effect a 14.4 to 1 reverse stock split of the shares outstanding before the date of the Agreement from 10,801,000 shares down to 750,093 shares (in lieu of any fractional shares created as a result of the reverse stock split, each holder of a fractional share was issued one additional whole share). The Closing Date of the Agreement was September 27, 1996, when the Registrant's reverse stock split was effected and certain Stockholders of VSI holding at least 80% of the outstanding shares of VSI executed the Agreement. The "Exchange Offer" has been extended to the remaining shareholders of VSI, who have, as extended, until January 20, 1997, to accept the offer. The offering is being made in accordance with Rule 506 of Regulation D of the Securities Act of 1933, as amended, or such other appropriate and available exemption(s). By virtue of the reorganization, VSI becomes a subsidiary of the Registrant. The transactions contemplated by the Agreement are referred to as the "Reorganization."

         Overview - The Company

         The Registrant operates through its subsidiary, Visitors Services International Corp., formerly Visitors Services, Inc. VSI was formed under the laws of the State of Florida in November 1992 as a teleservices company specializing in the travel and tourism segment, providing automated hotel and airline reservation services on an outsourced basis. VSI's customers include Convention and Visitors Bureaus ("CVB"), ski resorts, airlines, and golf schools. VSI provides a computerized reservation system and incentive-motivated, multi-lingual destination counselors who are accessible to leisure travelers via specific toll-free telephone lines operating 24 hours a day, 365 days a year.




Reoffer Prospectus                     4

         The Company is pursuing other opportunities in the travel and tourism market. This includes tour operators, airline overflow, and direct response travel related television advertising. The Company will also consider opportunities in the general teleservices market.

         Recent Developments

         Acquisition of American International Travel Agency, Inc. On December 6, 1996, VSI entered into a Stock Purchase Agreement (the "SPA") with Phoenix Information Systems Corp. ("Phoenix") to acquire all the capital stock of American International Travel Agency, Inc. ("American") from Phoenix in exchange for 31,579 shares of Common Stock of Phoenix owned by VSI. This transaction was closed on December 6, 1996, subject to certain rescission rights described below. The consideration paid was based upon arms-length negotiations between VSI and Phoenix and a fair market evaluation. Management believes entering into this SPA will provide the following benefits to VSI: (i) access to the major travel agency computerized reservation systems world-wide, and (ii) the ability to issue airline tickets.

         Acquisition of Assets of Global Reservation Systems, Inc. On December 23, 1996, VSI entered into an Asset Purchase Agreement (the "APA") with Global Reservation Systems, Inc. ("GRS"), a Colorado corporation, to acquire all of GRS's interests in, to and under any asset, used in connection with GRS's business of answering toll-free telephone numbers advertised by contracted marketing organizations, providing information to callers of such toll-free telephone numbers, making reservations with lodging properties and attractions and providing advertising effectiveness statistics to such contracted marketing organizations of every kind, nature and description. As partial consideration for the acquired assets, VSI will assume trade payables up to a maximum amount equal to $200,000; liabilities associated with various Trade License Agreements; rent payment obligations of $1,250 a month for twelve months; and all obligations and liabilities arising out of events occurring on or after December 23, 1996, related to VSI's ownership of the acquired assets or its conduct of the GRS Operations. As additional consideration for the acquired assets, VSI will cause its corporate parent, TSIG, to grant each year to GRS 45,000 shares of TSIG common stock, par value $.0001 per share, for fiscal years 1997, 1998 and 1999, if and only if, (i) the Net Operating Income attributable to the acquired assets for fiscal years 1997, 1998 and 1999 equals or exceeds 60% of the projected Net Operating Income for fiscal 1997, 1998 and 1999; and (ii) the Net Operating Income is not less than 10% of the Total Adjusted Gross Revenue as projected for fiscal years 1997, 1998 and 1999. Certain roll over provisions are in place if the required Net Operating Income is not attained in the prior fiscal year. The consideration paid was based upon arms-length negotiations between VSI and GRS and a fair market evaluation.

         GRS was incorporated in the State of Colorado to provide retail leisure travel services. Included in the APA are all trade names, names under which GRS operates, trademarks, service mark, patent or copyright and any application for any of the foregoing used by GRS and which are material in the conduct of its business, including: Global Reservation Systems, Inc., Colorado Reservation Service, Illinois Reservation Service, Utah Reservation Service, Michigan Reservation Service, Georgia Reservation Service and Chicago Plus Reservation.

         Acquisition of Assets of International Reservation Services, Limited ("IRSL"). The Registrant, through a subsidiary corporation, Visitors Services, Inc. ("VSI"), acquired and took possession of all the assets of International Reservation Services, Limited ("IRSL") on January 21, 1997, to utilize all such assets to operate the former business of IRSL as the business of VSI. VSI acquired these assets from IRSL as a result of a bankruptcy proceeding of IRSL.

         IRSL filed a voluntary petition for relief under Chapter 11 of Title 11, USC, in the United States Bankruptcy Court - District of Connecticut, case number 96-51396, on August 21, 1996. VSI was granted first priority lien on IRSL's assets, by replacing U.S. Transportation Systems, Inc. ("USTS") as senior lender to IRSL, when VSI paid to USTS the amount of $388,737.25, on January 20, 1997. Pursuant to Section 9-505 of the Uniform Commercial Code, VSI took possession and title to all of IRSL's assets, free and clear of liens, claims and encumbrances on January 21, 1997 in accordance with the Court's Order dated January 17, 1997, which Order permitted VSI to act as a "Replacement Lender" in the bankruptcy proceeding by paying the debts owed by IRSL to USTS and thereby succeeding to all right, title, and interest of USTS in and to any and all claims against IRSL and any and all collateral securing such claims and succeeding to all the rights of USTS, including the right to take





Reoffer Prospectus                     5
immediate possession of all assets. VSI also paid $184,000 to the Connecticut Department of Development ("DED") on January 20, 1997, to remove the DED's secured claim lien on IRSL assets.

         The funds paid by the Registrant in this acquisition were loaned to the Registrant by Robert P. Gordon, who is the Chairman and majority shareholder of the Registrant.

         The assets of IRSL consist primarily of equipment, account receivables, customer contracts and the rights to approximately one hundred "800" telephone numbers. The Registrant intends to utilize all such assets to operate the former business of IRSL as the business of VSI. The business, which began in 1992, is as a destination database marketing service company, specializing in the provision of a centralized nationwide lodging reservation service and other travel related services. The business acts as a "transparent" service provider appearing to customers calling on dedicated 800 telephone numbers as the regional tourism agency, hospitality association, or commercial tourism organization that it has contracted with to provide the central reservation service for. The business provides the booking service seven days a week, twenty-four hours a day, and all reservation requests are responded to with live agents. Revenues from the business are derived from a booking fee paid by the lodging properties for completed stays. The business also books airline tickets for travelers making lodging reservations, as well as auto rentals.

         Acquisition and Disposition of GuaranTEE Time, Inc. ("GTT"). The "Registrant acquired all of the outstanding capital stock of GuaranTEE Time, Inc. ("GTT") on February 24, 1997, in exchange for restricted common stock of the Registrant. Initially 100,000 shares of the Registrant were issued to the selling shareholders of GTT in exchange for their 100% interest in GTT.

         GTT was founded in 1995 with the idea of providing automated tee-time scheduling for daily-fee golf courses and their customers. The strategy was to provide the courses in a given area with a computerized tee-sheet and then connect these courses via a local network that would allow golfers to schedule a tee-time at any participating course by calling one centralized number. In March 1996, GTT started their first local network with nine participating golf courses in Milwaukee, Wisconsin. GTT's business plan called for setting up ten of these local networks (regions) by 1998. In 1996 the company also began development of a Point of Sale software module to compliment the tee-sheet software. GTT's business strategy is to offer a nationwide tee-time scheduling service through combined use of their proprietary tee scheduling software and a centralized 800 number.

         The Registrant disposed of substantially all of the assets of GTT on October 3, 1997, following a sale by GTT (as seller) to Guarantee Time Acquisitions, Inc., an unaffiliated third-party (the "Buyer").

         Consideration received by the Registrant and GTT in the transaction consisted of the following: $30,000 in earnest money plus $436,012 in cash; Buyer's promissory note in the amount of $150,000; Buyer's assumption of certain payments aggregating $35,000; and Buyer's assumption of certain liabilities, up to an aggregate of $433,000. The $150,000 promissory note does not bear interest, is secured by a commercial "Standby Letter of Credit," and is payable as follows: $100,000 due and payable by April 2, 1998; and $50,000 due and payable on October 2, 1998.

         The Registrant and GTT agreed not to compete with the Buyer for a period of three years in the business of tee-time reservation services. The Registrant intends to change the name of GuaranTEE Time, Inc. to TSIG Development Corp.

         In connection with the transaction, the Registrant granted to Buyer an option to purchase 50,000 shares of restricted common stock of the Registrant, at an exercise price of $1.00, on or before September 30, 2000.

         As part of the original acquisition agreement, the Registrant agreed that up to an additional 500,000 shares of restricted common stock of the Registrant may be issued to the selling shareholders of GTT over the next three years if GTT's net income exceeds certain projections over that period of time. As a result of the sale of assets, because the original selling shareholders of GTT have been precluded from receiving additional shares, the Registrant is currently negotiating settlement of this matter with the original selling shareholders of GTT.




Reoffer Prospectus                     6

         VSI's Telecommunication System

         VSI's Destination Service Center is equipped with a sophisticated Lucent Definity Enterprise Communications Server, which provides call sequencing, distribution, and quality-of-answer statistics appropriate to meet the needs of any VSI destination marketing partner. Once a call enters the ECS, it is directed either to an available Destination Counselor, or to our Lucent Intuity Conversant IVR, which collects additional information from the caller and then directs the call based on the caller's individual needs--whether to leave messages requesting a mail response, play custom pre-recorded information about the destination the caller is interested in, or route the call to a live Destination Counselor. VSI's staffing is based on the goal of answering all live-counselor calls within 25 seconds after the caller is routed to a counseling group. Proper scheduling and accurate, history-based forecasting, utilizing data provided by our Destination Marketing partners, are an integral part of ensuring that VSI meets this goal.

         VSI uses both Hertz Technologies (an AT&T re-seller) and Frontier Communications as their primary long distance carriers. Via Hertz, VSI has access to toll-free services around the world, and Frontier has demonstrated its phenomenal ability to quickly turn around installation times, routing changes, and service issues. Their billing analysis software, ExpressView 3.0, is a superior tool for preparing inbound geographic detail analysis for our Destination Marketing partners.

         VSI is currently working towards the implementation of Lucent's Expert Agent Selection ACD software with our current switching platform. This software will allow VSI to custom tailor a Destination Counselor's profile in the ACD system by linking specific skills and knowledge areas to their profile. The software also will allow VSI to link a "skills needed" profile with specific inbound calls, and then match the inbound call to the Destination Counselor best able to assist that caller. This will be a powerful tool with which VSI will be able to further enhance the service we provide our Destination Marketing partners.

         Management intends to link VSI's reservations system software to the world-wide travel agency networks, known as CRS's (computerized reservations systems). Such a link would allow any travel agent serviced by the CRS to seek information concerning CVB participating properties and to book reservations for their clients at any participating CVB property in the VSI system. Such bookings that would be booked as "tour products" are typically booked through travel agency CRS's, except that the data source is the VSI system. However, VSI does not have an agreement to link its system with any of the travel agency CRS's, and VSI can give no assurances that any such agreement could be negotiated on terms that would be satisfactory to VSI, if at all.


THE OFFERING

         Common Stock offered by the Selling Security Holders             Up to 12,000,000 Shares

         Shares of Common Stock Outstanding as of May 4, 1998             35,261,178

         Use of Proceeds                                                  The   Company   will  not   receive   any
                                                                          proceeds  from the sale of  shares by the
                                                                          Selling Security Holders

         Over-the-Counter Bulletin Board Symbol                           TSIG




Reoffer Prospectus                     7

                                  RISK FACTORS

THE COMPANY'S SECURITIES INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT LIMITED TO, THE FACTORS DESCRIBED BELOW. AN INVESTMENT IN THE COMPANY'S SECURITIES SHOULD BE MADE ONLY BY PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY.

         No Assurance of Profitability; Highly Speculative Investment. The Company has been operating at a loss since inception, and there is little upon which to base an assumption that the Company's plans will either materialize or prove successful, and, accordingly, there can be no assurance of whether or when operations will become profitable.

         History of Operating Losses; Working Capital Deficit; Financial Instability. For the fiscal year ended December 31, 1997, the Company sustained a net loss of approximately $18,042,742. These losses are expected to continue for a presently undetermined time. As of December 31, 1997, the Company had negative stockholders' equity of $5,193,925, an accumulated deficit of $26,066,383 and a working capital deficit of $5,597,256. As of the date hereof, the Company has earned limited operating revenues. Various factors affecting the Company's operations may raise substantial doubt as to the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to continue as a going concern or achieve sustainable revenues or profitable operations.

         Additional Funding Required. The Company's business will require substantial investment on a continuing basis to finance capital expenditures and related expenses in pursuit of its business plan. Furthermore, there is no assurance that the Company will be able to generate additional capital on a timely basis and on satisfactory terms and conditions to meet its future financing needs or to expand into additional markets. In connection with the further development of the Company's business, the Company anticipates that it may need to raise additional funds through subsequent private placements which will be exempt from registration. Any such additional private placements will not require prior shareholder approval, and may be equity offerings of Common Stock or Preferred Stock convertible into Common Stock, or debt offerings of notes or debentures convertible into Common Stock. Any subsequent private placement of equity securities (i.e., stock) or debt securities convertible into Common Stock would have the effect of immediately diluting the interest of the then existing shareholders of the Company. Furthermore, the Company may also grant registration rights to investors in subsequent private placements, if any.

         Acquisition of Compact Connection, Inc. The Company has acquired the business and the assets of Compact Connection, Inc. (an unaffiliated Nevada corporation), through the Company's wholly-owned subsidiary, Compact Connection, Inc. (a Delaware Corporation) ("CCI"), effective at the close of business on April 30, 1998, pursuant to an Asset Purchase Agreement dated April 23, 1998. Payment of the purchase price of 6,000,000 shares of Common Stock of the Company is contingent on satisfactory completion of a due diligence review by the Company and an independent audit of the financial statements of the acquired business. The acquired assets consist primarily of equipment, distributor contracts, tradenames and trademarks, and goodwill. The business, involves the direct-music marketing of compact disks and cassettes, through the use of a music card, similar to a credit card or long-distance calling card, that allows purchasers of the card the ability to buy a specific number of compact disks or cassettes from over 200,000 titles, including the music industry's latest top releases, at "below-retail" prices. Orders are taken over a toll-free number and are delivered via mail. Music cards can be purchased directly from the business or from authorized distributors. In the event that the Company's due diligence review or the audited financial statements prove unsatisfactory to the Company, the Company can "unwind" the transaction. There can be no assurance that the Company's due diligence review or the audited financial statements prove satisfactory; and even if the transaction is not "unwound," there can be no assurance that the operations of CCI will be profitable or result in any benefits to the Company.

         Technological Obsolescence. The computer software field is characterized by rapid technological developments and advances, particularly in the travel industry. Although the Company believes that its computer




Reoffer Prospectus                     8
system is expected to be technically and economically competitive and it is anticipated that it will not become obsolete for the foreseeable future, it is possible that intervening development of new technology and/or new systems could render all or part of the Company's systems obsolete.

         Current Litigation. The Company's subsidiary, Visitors Services, Inc. ("VSI"), is currently involved in several litigation matters. The Form 10-KSB for the year ended December 31, 1997, incorporated herein by reference, provides a summary of these matters. There can be no assurance that the outcome of any litigation will be favorable to VSI or the Company.

         Non-Exclusivity and Potential Conflicts of Interests of Officers and Directors. Two of the Company's Officers and Directors, Robert P. Gordon and Paul W. Henry, are engaged in other activities and endeavors, and thus may devote less than full time to the Company's activities. Because the Officers and Directors may engage in operations independent of the Company, their activities may conflict with those of the Company. In dealing with any potential conflicts which may arise as a result of their outside activities, the Officers and Directors will attempt to conduct themselves in accordance with their fiduciary obligations to the Company.

         Reliance on Existing Management; Lack of "Key-Person" Life Insurance. The Company's operations are presently dependent on the existing management. The loss to the Company of one or more of its existing executive officers could have a material adverse effect on the Company's business and results of operations. The Company does not currently maintain "key person" life insurance on the life of any of its officers, directors, employees or consultants.

         Competition. The Company may be competing with other corporations which have greater assets, financial resources, research and marketing capabilities. No assurance can be given that the Company will be successful in meeting the competition or in developing or marketing its products and services.

         Control by Officers, Directors and Principal Stockholders. The Company's current officers and directors beneficially own a substantial portion of the outstanding Common Stock. Because the Company's Articles of Incorporation do not provide for cumulative voting, the holders of such a substantial interest should be expected to be in a position to elect all of the directors if they choose to do so. Accordingly, these persons, individually and as a group, would be able to effectively control the Company and direct its affairs and business, including any determination with respect to the acquisition or disposition of assets by the Company, future issuances of Common Stock or other securities by the Company, declaration of dividends on the Common Stock, and the election of directors. Such concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company.

         Indemnification and Limitation of Directors' Liability. The Company's Bylaws provide that the Company shall indemnify in the manner and to the extent permitted by law, any person (or that person's testator or intestate successor) made or threatened to be made a party to any action or proceeding, whether domestic or foreign, civil or criminal, judicial or administrative, or federal or state, by reason of the fact that the person was a director or officer of the Company or served any other corporation in any capacity at the request of the Company. Further, the Company has entered into agreements with several officers and directors of the Company and its subsidiaries, and may enter into agreements with additional officers and directors, to indemnify and hold such persons harmless, to the maximum extent permitted by law in the event any claims or legal actions are brought against such person arising out of his acts or decisions done or made in the authorized scope of such person's employment or position with the Company.

         The Company currently has a directors' and officers' liability insurance policy with an aggregate limit of liability of $5,000,000 (inclusive of costs of defense). The current policy expires May 27, 1998.

         The General Corporation Law of Florida eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, unless:
(a) the director breached or failed to perform his duties as a director; and (b) the directors breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his



Reoffer Prospectus                     9
conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper person benefit, either directly or indirectly; (iii) a circumstance under which a director votes for or assents to an unlawful distribution; (iv) in a proceeding by or in the right of the Company to procure a judgment in its favor or in the right of a shareholder, conscious disregard for the best interests of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder with, recklessness or an act of omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Act, that such provisions are against public policy as expressed in the Act and are therefore unenforceable.

         Preferred Stock. The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of Preferred Stock, $.001 par value. None are issued as of the date of this Reoffer Prospectus. The Preferred Stock may be divided into and issued in one or more series as may be determined by resolution of the Board of Directors. The Board of Directors is authorized, without any further action by the shareholders, to determine dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock and the number of shares constituting any such series. In addition, such Preferred Stock could have other rights, including voting and economic rights senior to the Common Stock so that the issuance of such stock could adversely affect the market value of the Common Stock. The creation of one or more series of Preferred Stock also may have the effect of delaying, deferring or preventing a change in control of the Company without any action by shareholders.

         Limited Public Market for Common Stock. The Company believes there has been only limited trading in the Company's Common Stock. There is no assurance that the Common Stock will continue to be publicly tradable or that any liquidity exists for the Company's shareholders.

         No Dividends on Common Stock and None Anticipated. The payment by the Company of cash dividends, if any, to holders of Common Stock in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any cash dividends upon its Common Stock since its inception and by reason of its present financial status and its contemplated future financial requirements does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future.

         Future Issuances of Common Stock Pursuant to Non-Statutory Stock Option Plans, Non-Plan Options and Contingent Stock Issuances. The Company has in effect three separate non-qualified stock option plans which, combined, initially reserved for issuance up to 40,000,000 shares of the Company's Common Stock, for the benefit of officers, directors, employees and consultants of the Company and its subsidiaries. As of the date of this Reoffer Prospectus, approximately 14,006,261 shares of Common Stock have been issued under the Plans and approximately 20,243,739 options are outstanding. The issuance of additional shares under the plans will have the effect of diluting the percentage ownership of the then existing shareholders. The Company also currently has outstanding non-plan options and other contingent commitments to issue shares of Common Stock. Additional securities or options to acquire securities of the Company may be issued or granted at any time by the Board of Directors, in most cases without requiring shareholder approval.

         Future Sales of Common Stock by Management and Others. Future sales of Common Stock by management and others may be made pursuant to and in compliance with the provisions of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of Common Stock or (if qualified) the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Rule 144 also permits under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. In addition, management and




Reoffer Prospectus                     10
others have acquired and may acquire in the future shares of Common Stock registered on Form S-8, which shares may be sold, subject to compliance with state securities laws, by non-affiliates without restriction, and by affiliates (including management) either (i) pursuant to Rule 144 but without regard to the holding period or (ii) pursuant to an effective reoffer prospectus filed for the Form S-8. Future sales of Common Stock may have an adverse effect on the then prevailing market price, if any, of the Common Stock and adversely affect the Company's ability to obtain future financing in the capital markets as well as create a potential market overhang.


                            SELLING SECURITY HOLDERS

         The following table sets forth all persons eligible to resell and the amounts of securities available to be resold, if known at the date of this Prospectus, whether or not they have a present intent to do so. Reoffer and resales of the following securities may be made on a continuous or delayed basis in the future. The shares of Common Stock being registered hereunder for reoffer and resale are defined as control securities and have been or may be acquired by the Selling Security Holders, each of whom are deemed or may be deemed to be affiliates of the Company, pursuant to the Company's Stock Option Plan (as restated).

                               Relationship with      Number of Shares     Number of Shares       Percentage of
Name and address of             Company within       beneficially owned      which may be      Shares beneficially
Selling Stockholder            past three years      before the offering   offered for resale  owned after offering
Robert P. Gordon                      (1)              4,796,208 (2)         7,000,000 (2)             24.9
Suite 1000
100 Second Ave. South
St. Petersburg, FL 33701

Stephen G. McLean                     (3)                33,333 (4)           250,000 (4)                *
Suite 1000
100 Second Ave. South
St. Petersburg, FL 33701

Persons unknown to the                (5)                   (5)              4,750,000 (5)             10.0
Company

------------------
*  Indicates less than 1%.

(1) Robert P. Gordon, 47, has served as the Chairman and a Director of the Registrant since September 26, 1996. Mr. Gordon founded the Registrant's subsidiary, VSI, in 1992 to meet the demanding requirements of the domestic tourism industry. As founder and chairman of Phoenix Information Systems Corp. ("Phoenix"), a firm that invested ten years and millions of dollars to develop an airline and hotel reservation system for international markets, Mr. Gordon recognized that sophisticated automated destination system software could be programmed to exceed the specifications of any domestic or international hospitality and tourism marketing program currently in use. Mr. Gordon is chairman of Heaven International, Inc. (formerly Harvest International of America, Inc.), a company engaged in the development of global tourism. Mr. Gordon has a BA in Philosophy and Biology from New York University, where he also did his graduate studies.

(2) Mr. Gordon individually owns 2,325,591 shares of the Company's common stock, Elizabeth K. Gordon, his wife, individually owns 1,409,857, and they jointly own 698,750 shares. Also included are 362,010 shares owned by Heaven International, Inc., which is controlled by Robert P. Gordon. On December 8, 1997, Mr. Gordon was granted a total of 7,000,000 options to purchase common stock under the Plan, exercisable at $0.15 per share, expiring on December 31, 2002. The shares underlying these options are being registered hereunder for possible reoffer and resale, which may be made on a continuing or delayed basis in the future. On April 20, 1998, Mr. Gordon was granted an additional 7,000,000 options to purchase common stock



Reoffer Prospectus                     11
       under the Plan, exercisable at $0.15 per share, expiring on April 30, 2003. At the date of this prospectus, Mr. Gordon has not exercised any of these options.

(3) Stephen G. McLean, 43, has served as Chief Executive Officer and a Director of the Registrant since September 26, 1996. Mr. McLean first joined the Registrant's subsidiary, VSI, in early 1996 as Chief Executive Officer and became a Director of VSI in January 1997. Previously, he was Corporate Vice President-Worldwide Marketing for Indigo NV, an innovative, high-technology printing and marketing communications company. At Indigo, Mr. McLean was responsible for the domestic and foreign marketing strategy of one of the fastest growing publicly traded companies in the United States. Mr. McLean was also instrumental in formulating and implementing the successful launch strategy for the E-Print 1000, the world's first digital offset printing press. Prior to joining Indigo, Mr. McLean held various executive positions at Scitex America Corporation, including Vice President-Strategic Planning, Vice President-Marketing and Vice President-National Division. The division penetrated the major account segments of the printing and publishing industry. Mr. McLean holds B.S. and J.D. degrees from Suffolk University in Boston as well as an MBA from Northeastern University. He is a member of the Massachusetts Bar.

(4) Mr. McLean individually owns 33,333 shares of the Company's common stock. Mr. McLean has been granted 250,000 options to purchase the Company's common stock under the Plan, at an option exercise price of $0.30 per share. The options vest at the rate of 13,888 per month for 18 months commencing January 24, 1999, expiring on March 31, 2002. The shares underlying the options are being registered hereunder for possible reoffer and resale (in accordance with their vesting schedule), which may be made on a continuing or delayed basis in the future.

(5) As the names of any other Selling Security Holders and the amounts of securities to be reoffered become known, the Registrant will supplement this Prospectus with such information.


                              PLAN OF DISTRIBUTION

         Up to 12,000,000 of the shares of Common Stock offered hereby may be sold by the Selling Security Holders, and may be offered privately or through the selling efforts of brokers or dealers unknown to the Registrant.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

         The Company's Articles of Incorporation, as amended, included in
Exhibit 3.5 to the Company's Form 10-QSB for the quarter ended March 31, 1997, and the Company's Bylaws, as amended, included in Exhibit 3.3 to the Company's Current Report on Form 8-K dated October 17, 1996, define the rights of holders of the Common Stock being registered. The securities to be registered hereunder for reoffer and resale by the Selling Security Holders are of the same class. The Selling Security Holders have or will acquire the shares of Common Stock pursuant to Company's employee's and consultant's benefit plan, entitled the "TeleServices Stock Option Plan," as may be amended from time to time (the "Plan"). The shares to be issued pursuant to the Plan and the shares underlying any grant of option thereunder have been registered with the Securities and Exchange Commission under its Registration Statement on Form S-8, of which this reoffer prospectus is a part.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Futro & Trauernicht, LLC, Attorneys and Counselors at Law (the "Firm"), has acted as counsel to the Company and has given its opinion as to the validity of the securities registered with the Registration Statement hereunder, which opinion appears at Exhibit 5.5 thereto. The Firm, or members of the Firm, may in the future be issued shares or options to purchase shares pursuant to the Plan, which shares of Common Stock may be restricted or registered pursuant to the Registration Statement.



Reoffer Prospectus                     12

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 8th day of May, 1998.


                           TELESERVICES INTERNATIONAL GROUP INC.



                       By: /s/ Stephen G. McLean
                           -----------------------------------------------
                           Stephen G. McLean, Chief Executive Officer, Director


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                       By: /s/ Stephen G. McLean
                           -----------------------------------------------
                           Stephen G. McLean, Chief Executive Officer, Director

                           Dated:  May 8, 1998


                       By: /s/ Robert P. Gordon
                           -----------------------------------------------
                           Robert P. Gordon, Chairman, Director

                           Dated:  May 8, 1998


                       By: /s/ Paul W. Henry
                           -----------------------------------------------
                           Paul W. Henry, Secretary, Treasurer, Director

                           Dated:  May 8, 1998

                       By: /s/ Raymond P. Wilson
                           -----------------------------------------------
                           Raymond P. Wilson, Chief Financial Officer
                           (principal accounting officer)

                           Dated:  May 8, 1998



Reoffer Prospectus                     13

                                  EXHIBIT INDEX

         Exhibit Number             Description
              4.1                   The Company's Articles of Incorporation, as
                                    amended, which define the rights of holders
                                    of the equity securities being registered(2)

              4.2                   The Company's Bylaws, as amended, which
                                    define the rights of holders of the equity securities being registered(3)

              5.6                   Opinion of Counsel, Futro & Trauernicht, LLC
                                    (1)

              10.3                  TeleServices Stock Option Plan(1)

              23.14                 Consent of Schumacher & Associates, Inc.,
                                    Certified Public Accountants(1)

              23.15                 Consent of Futro & Trauernicht, LLC(4)

-------------------

(1)      Filed herewith.
(2) Incorporated by reference to Exhibit 3.5 to the Company's Form 10-QSB for the quarter ended March 31, 1997.
(3) Incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K dated October 17, 1996 and filed October 23, 1996.
(4)      Included in Exhibit 5.6.